Exhibit 99

                   [Commonwealth Bancorp, Inc. Letterhead]

For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR
FOURTH QUARTER 2001

NORRISTOWN, PA, JANUARY 15, 2002 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $4.1 million, or a record $0.40 per common share on a diluted basis, for the fourth quarter of 2001, compared to net income of $4.0 million, or $0.37 per common share on a diluted basis, for the fourth quarter of 2000.

The results for the fourth quarter of 2001 reflected:

     - An increase in the net interest margin to 4.77% on a fully taxable equivalent basis, compared to 4.39% in the fourth quarter of 2000;
     - An improvement in the cash operating expense ratio to 62.0%, compared to 65.5% in the fourth quarter of 2000; and
     - An increase in the allowance for loan losses, as a percent of total loans, to 1.08% at December 31, 2001, compared to 0.78% at December 31, 2000.

For the full year 2001, net income was $13.7 million, or $1.28 per common share on a diluted basis, compared to net income of $15.3 million, or $1.39 per common share on a diluted basis, for the full year 2000.

The results for the full year 2001 were affected by:

     - A $2.3 million pre-tax charge associated with the restructuring of Commonwealth's mortgage banking business;
     - A $0.7 million pre-tax charge relating to the retirement of Commonwealth's Chief Executive Officer; and
     - A $0.5 million pre-tax charge relating to the resolution of legal proceedings concerning a disputed interest rate on a loan acquired in the 1970's.

Exclusive of these three items, net income for the full year 2001 would have been $16.3 million, or $1.52 per share on a diluted basis.

"Commonwealth made significant progress in the execution of its core business strategy in 2001," stated Patrick J. Ward, Commonwealth's President and Chief Executive Officer. He added, "In addition to the successful restructuring of our mortgage banking business, we achieved excellent growth in retail and commercial banking, which was particularly evident in the fourth quarter. Compared to the fourth quarter of 2000, average commercial loans increased 34% to $310 million, average demand and money market deposits increased 11% to $808 million and noninterest income, exclusive of mortgage banking revenue, increased 25% to $5.5 million."



Net interest income was $19.1 million in the fourth quarter of 2001, compared to $18.5 million in the fourth quarter of 2000. For the full year 2001, net interest income was $74.0 million, versus $73.5 million for the full year 2000. These increases were primarily attributable to a higher net interest margin, partially offset by a decrease in average interest-earning assets. Net interest revenue for the full year 2001 was also affected by a $0.5 million charge relating to the resolution of legal proceedings concerning a disputed interest rate on a loan acquired in the 1970's.

The net interest margin on a fully taxable equivalent basis was 4.77% in the fourth quarter of 2001, compared to 4.39% in the fourth quarter of 2000. The increase was primarily attributable to a 1.22% decrease in the cost of interest-bearing liabilities, which was partially offset by a 0.77% decrease in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of various types of deposits due to a decline in market interest rates, as well as a favorable change in funding mix. The decrease in the yield on interest-earning assets was primarily related to a reduction in market interest rates.

For the full year 2001, the net interest margin on a fully taxable equivalent basis was 4.56%, versus 4.28% for the full year 2000. The increase was primarily attributable to a 0.49% decrease in the cost of interest-bearing liabilities, which was partially offset by a 0.17% decrease in the yield on interest-earning assets. The decreases in the cost of interest-bearing liabilities and the yield on interest-earning assets were due primarily to the same factors responsible for the decreases in the fourth quarter of 2001.

Noninterest income totaled $5.5 million in the fourth quarter of 2001, compared to $6.0 million in the fourth quarter of 2000.
The decrease reflected a $1.4 million decrease in the net gain on sale of mortgage loans, which was attributable to the restructuring of Commonwealth's mortgage banking business. This decrease was partially offset by a $0.7 million increase in deposit fees and related income, as well as an increase in revenue relating to insurance products.

Noninterest income was $20.8 million for the full year 2001, compared to $22.4 million for the full year 2000. The decrease reflected a $3.5 million decrease in the net gain on sale of mortgage loans and a $0.3 million decrease in mortgage servicing fees, which were attributable to the restructuring of Commonwealth's mortgage banking business. These decreases were partially offset by a $1.9 million increase in deposit fees and related income, as well as an increase in revenue relating to insurance products.

Noninterest expense was $16.6 million in the fourth quarter of 2001, compared to $17.4 million in the fourth quarter of 2000. The decrease was primarily attributable to a reduction in mortgage banking expenses, which was attributable to the restructuring of Commonwealth's mortgage banking business. The decrease was partially offset by a $0.5 million charge relating to an equity investment in a mortgage servicing partnership. Recurring noninterest expense excluding amortization of intangible assets, totaled 62.0% of recurring noninterest income and net interest income on a fully taxable equivalent basis in the fourth quarter of 2001. This compared to 65.5% in the fourth quarter of 2000.



Noninterest expense was $67.7 million for the full year 2001, compared to $69.8 million for the full year 2000. The results for the full year 2001 were affected by the $2.3 million charge associated with the restructuring of Commonwealth's mortgage banking business, and the $0.7 million charge relating to the retirement of Commonwealth's Chief Executive Officer. Exclusive of these items, noninterest expense would have been $64.7 million for the full year 2001, a decrease of 7% compared to the full year 2000. The decrease was primarily due to a reduction in mortgage banking expenses, which was attributable to the restructuring of Commonwealth's mortgage banking business, partially offset by a $0.7 million charge relating to an equity investment in a mortgage servicing partnership. Recurring noninterest expense excluding amortization of intangible assets totaled 62.4% of recurring noninterest income and net interest income on a fully taxable equivalent basis for the full year 2001. This compared to 67.3% for the full year 2000.

Provision for loan losses totaled $2.5 million and $8.8 million in the fourth quarter and full year 2001, respectively. The provision for loan losses totaled $1.6 million and $5.3 million in the fourth quarter and full year 2000, respectively. At December 31, 2001, the allowance for loan losses totaled $14.2 million, or 1.08% of loans, compared to $11.1 million, or 0.78% of loans, at December 31, 2000. The increase in the allowance for loan losses reflects Commonwealth's on-going strategy to increase consumer and commercial lending, while de-emphasizing mortgage lending. Consumer and commercial loans generally involve greater credit risk than mortgage loans. At December 31, 2001, consumer and commercial loans represented 55% of total loans, compared to 44% at December 31, 2000.

Net credit losses totaled $1.9 million, or 0.56% of average loans in the fourth quarter of 2001. This compared to $1.4 million, or 0.39% of average loans in the fourth quarter of 2000. The fourth quarter increase was primarily due to an increase in commercial net credit losses. For the full year 2001, net credit losses totaled $5.6 million, or 0.40% of average loans, compared to $4.6 million, or 0.33%, in 2000. The full year increase was primarily related to an increase in consumer and commercial net credit losses.

Nonperforming assets totaled $11.9 million, or 0.66% of assets at December 31, 2001, compared to $10.7 million, or 0.57%, at December 31, 2000. The increase was due primarily to an increase in consumer nonperforming assets.

Provision for income taxes was $1.4 million, or 25% of income before income taxes in the fourth quarter of 2001, compared to $1.5 million, or 26.5%, in the fourth quarter of 2000. For the full year 2001, provision for income taxes was $4.6 million, or 25% of income before income taxes, compared to $5.5 million, or 26.5%, for the full year 2000. The decrease in the effective tax rate in the fourth quarter and full year 2001, relative to the comparable periods in 2000, was primarily attributable to lower pre-tax income for the full year 2001, which resulted in a higher relative percentage of tax-exempt income to total income.

Commonwealth Bank's risk-based capital ratio was 10.6% at December 31, 2001, compared to 11.3% at December 31, 2000. As of December 31, 2001, the Bank was in full compliance with all regulatory capital requirements and maintained capital ratios which were generally in line with internal targeted levels.





Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 59 branches throughout southeast Pennsylvania.

                            # # # # #

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.




                                   Commonwealth Bancorp, Inc. and Subsidiaries
                                        Consolidated Statements of Income
                                (in thousands, except share and per share amounts)

                                                                        For the Quarter                    For the Year
                                                                       Ended December 31,                 Ended December 31,
                                                                       2001          2000                2001           2000
                                                                    -----------  -----------         -----------   -----------
                                                                    (Unaudited)                      (Unaudited)

Interest income:
  Interest on loans                                                     $25,862      $29,849            $111,036      $114,720
  Interest and dividends on deposits
     and money market investments                                           589          544               2,285         2,021
  Interest on investment securities                                         482          139                 929         1,896
  Interest on mortgage-backed securities                                  2,353        3,607              11,523        17,125
                                                                    -----------  -----------         -----------   -----------

        Total interest income                                            29,286       34,139             125,773       135,762

Interest expense:
  Interest on deposits                                                    8,550       12,225              42,410        49,006
  Interest on notes payable and other borrowings                          1,650        3,406               9,316        13,300
                                                                    -----------  -----------         -----------   -----------

        Total interest expense                                           10,200       15,631              51,726        62,306
                                                                    -----------  -----------         -----------   -----------

        Net interest income                                              19,086       18,508              74,047        73,456

Provision for loan losses                                                 2,500        1,625               8,750         5,250
                                                                    -----------  -----------         -----------   -----------

        Net interest income after provision for loan losses              16,586       16,883              65,297        68,206

Noninterest income:
  Deposit fees and related income                                         3,759        3,088              13,650        11,788
  Servicing fees                                                             53          196                 491           797
  Net gain on sale of mortgage loans                                          -        1,436               1,593         5,097

  Other                                                                   1,695        1,271               5,018         4,681
                                                                    -----------  -----------         -----------   -----------

        Total noninterest income                                          5,507        5,991              20,752        22,363
                                                                    -----------  -----------         -----------   -----------

Noninterest expense:
  Compensation and employee benefits                                      8,159        8,931              33,003        35,332
  Occupancy and office operations                                         2,477        2,600               9,797        10,758
  Amortization of intangible assets                                       1,184        1,239               4,737         4,928
  Other                                                                   4,760        4,631              20,206        18,775
                                                                    -----------  -----------         -----------   -----------

        Total noninterest expense                                        16,580       17,401              67,743        69,793
                                                                    -----------  -----------         -----------   -----------

        Income before income taxes                                        5,513        5,473              18,306        20,776

Income tax provision                                                      1,379        1,451               4,577         5,506
                                                                    -----------  -----------         -----------   -----------

Net income                                                               $4,134       $4,022             $13,729       $15,270
                                                                    ===========  ===========         ===========   ===========

Basic weighted average number of shares outstanding                  10,058,948   10,685,736          10,365,902    10,758,084
                                                                    ===========  ===========         ===========   ===========

Basic earnings per share                                                  $0.41        $0.38               $1.32         $1.42
                                                                    ===========  ===========         ===========   ===========

Diluted weighted average number of shares outstanding                10,438,982   10,939,585          10,730,720    11,016,039
                                                                    ===========  ===========         ===========   ===========

Diluted earnings per share                                                $0.40        $0.37               $1.28         $1.39
                                                                    ===========  ===========         ===========   ===========





                                    Commonwealth Bancorp, Inc. and Subsidiaries
                                             Consolidated Balance Sheets
                                  (in thousands, except share and per share amounts)

                                                                                                 December 31,        December 31,
                                                                                                    2001                2000
                                                                                             ----------------   ----------------
                                                                                                (Unaudited)
Assets:
Cash and due from banks                                                                               $72,127            $66,329
Interest-bearing deposits                                                                              45,761                371
Mortgage loans held for sale                                                                              996             43,007
Investment securities
   Securities available for sale (cost of $77,042
     and $13,350, respectively), at market value                                                       77,136             14,051
Mortgage-backed securities
   Securities available for sale (cost of $168,388
     and $201,448, respectively), at market value                                                     170,860            202,700
Loans receivable, net                                                                               1,302,468          1,416,110
Accrued interest receivable, net                                                                        7,403              9,435
FHLB stock, at cost                                                                                    12,565             18,400
Premises and equipment, net                                                                            13,555             15,349
Intangible assets                                                                                      24,912             30,450
Other assets, including net deferred taxes of $8,227
   and $6,255, respectively                                                                            56,489             53,308
                                                                                             ----------------   ----------------
      Total Assets                                                                                 $1,784,272         $1,869,510
                                                                                             ================   ================

Liabilities:
Deposits                                                                                           $1,494,407         $1,454,592
Notes payable and other borrowings:
   Secured notes due to Federal Home Loan Bank of Pittsburgh                                           74,123            171,666
   Securities sold under agreements to repurchase                                                      10,000             35,000
   Other borrowings                                                                                    39,027             17,830
Advances from borrowers for taxes and insurance                                                         5,596              7,851
Accrued interest payable, accrued expenses and other liabilities                                       11,492             22,118
                                                                                             ----------------   ----------------
     Total liabilities                                                                              1,634,645          1,709,057
                                                                                             ----------------   ----------------

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.10 par value; 5,000,000 shares
   authorized; none issued                                                                                -                  -
Common stock, $0.10 par value; 30,000,000 shares authorized;
    18,068,127 shares issued and 10,350,814 outstanding at December 31, 2001
    18,068,127 shares issued and 11,309,487 outstanding at December 31, 2000                            1,807              1,807
Additional paid-in capital                                                                            139,981            138,166
Retained earnings                                                                                     150,743            145,869
Unearned stock benefit plan compensation                                                               (4,799)            (6,596)
Accumulated other comprehensive income                                                                  1,681              1,286
Treasury stock, at cost; 7,717,313 and 6,758,640 shares at December 31, 2001
and December 31, 2000, respectively                                                                  (139,786)          (120,079)
                                                                                             ----------------   ----------------
     Total shareholders' equity                                                                       149,627            160,453
                                                                                             ----------------   ----------------
     Total liabilities and shareholders' equity                                                    $1,784,272         $1,869,510
                                                                                             ================   ================





                                  Commonwealth Bancorp, Inc. and Subsidiaries
                                           Selected Financial Data
                                     (in thousands, except per share data)

                                                            For the Quarter Ended            For the Year Ended
                                                         ---------------------------     --------------------------
                                                          12/31/01          12/31/00      12/31/01         12/31/00
                                                         ---------------------------     --------------------------
                                                         (Unaudited)                     (Unaudited)

BALANCE SHEET DATA:
Average Mortgage Loans                                      $631,839        $848,304        $728,034       $866,698
Average Consumer Loans                                       381,582         373,760         385,215        351,778
Average Commercial Loans                                     310,304         232,161         283,646        211,784
Average Loans                                              1,323,725       1,454,225       1,396,895      1,430,260
Average Interest-Earning Assets                            1,606,544       1,693,047       1,641,074      1,730,353
Average Assets                                             1,763,165       1,841,159       1,800,186      1,877,564

Average Core Deposits                                      1,025,149         944,082         996,552        954,741
Average Certificates of Deposit                              436,473         488,160         464,761        516,779
Average Deposits                                           1,461,622       1,432,242       1,461,313      1,471,520
Average Interest-Bearing Liabilities                       1,580,748       1,646,639       1,616,947      1,690,333
Average Shareholders' Equity                                 155,320         155,903         158,907        152,845


OPERATING DATA:
Annualized Return on Assets                                     0.93%           0.87%           0.76%          0.81%
Annualized Return on Equity                                    10.56%          10.26%           8.64%          9.99%

Operating Expense Ratio (a)                                    62.00%          65.52%          62.44%         67.30%

Average Yield on Mortgage Loans (b)                             7.18%           7.38%           7.36%          7.34%
Average Yield on Consumer Loans (b)                             9.09%           9.36%           9.15%          9.19%
Average Yield on Commercial Loans (b)                           7.48%           9.31%           8.03%          9.04%
Average Yield on Loans (b)                                      7.80%           8.20%           7.99%          8.05%
Average Yield on Interest-Earning Assets (b)                    7.29%           8.06%           7.71%          7.88%

Average Cost of Core Deposits                                   1.31%           2.35%           1.88%          2.34%
Average Cost of Certificates of Deposit                         4.70%           5.42%           5.09%          5.17%
Average Cost of Deposits                                        2.32%           3.40%           2.90%          3.33%
Average Cost of Interest-Bearing Liabilities                    2.56%           3.78%           3.20%          3.69%
Net Interest Margin (b)                                         4.77%           4.39%           4.56%          4.28%



Period End Book Value Per Share                               $14.46          $14.19          $14.46         $14.19
Period End Tangible Book Value Per Share                       12.05           11.50           12.05          11.50
Period End Nonperforming Loans                                 8,471           7,995           8,471          7,995
Period End Nonperforming Assets                               11,850          10,698          11,850         10,698

 (a)  Recurring noninterest expense excluding amortization of intangibles expressed as a percentage of recurring net revenue
 (b)  Taxable equivalent basis

